Exhibit 99.1

Press Release

For Immediate Release
Media Relations Contact:	Investor Relations Contact:
Meredith Payette	Varvara Alva
+1 312 517 6216	+1 312 517 6460
pr@gogoair.com	ir@gogoair.com

Barry Rowan to Join Gogo as Chief Financial Officer

CHICAGO, April 21, 2017 — Gogo (NASDAQ: GOGO), the leading global provider of broadband connectivity products and services for aviation, announced today that veteran financial leader Barry Rowan to join the company as an Executive Vice President and will assume the position of Chief Financial Officer (CFO) on May 4, 2017 following the Company’s first quarter earnings report.

Rowan will lead Gogo’s financial operations, which includes financial planning and analysis, accounting, treasury, tax and investor relations. He will report to Michael Small, president and CEO.

Rowan has more than 30 years of financial management experience including a track record of success leading public companies. He joins Gogo from agricultural tech start-up Cool Planet, where he had served as Chief Financial Officer since 2013. Prior to Cool Planet, he served as EVP, CFO and Chief Administrative Officer for Vonage Corporation, where he was part of the leadership team that successfully turned around the $900 million internet communications company. Before joining Vonage, Rowan was EVP and CFO of Nextel Partners, the fastest growing U.S. wireless company at the time.

“Barry has served as a strategic financial leader for companies at various stages of growth and has a long track record of success in executive financial management throughout his career,” said Michael Small, Gogo’s president and CEO. “This experience combined with his intellectual curiosity, critical thinking, strong communications skills and leadership abilities makes him a perfect fit to take Gogo to the next level.”

“I am thrilled to be joining Gogo at what I believe is a very exciting time in the company’s development. Gogo’s next generation technology delivers a compelling customer experience with very attractive economics, and the talented leadership team is well positioned to execute on this significant value creation opportunity,” said Rowan. “Gogo continues to be the global leader at bringing the Internet to aviation, which is truly changing the way people fly.”

Rowan began his career at Hewlett-Packard and held senior leadership positions at Comlinear Corporation and Fluke Corporation. He earned an MBA from the Harvard Business School and his bachelor’s degree in Business Administration and Chemical Biology summa cum laude from The College of Idaho.

About Gogo

With more than two decades of experience, Gogo is the leader in in-flight connectivity and wireless entertainment services for commercial and business fleets around the world. Gogo connects aircraft, providing its airlines partners with the world’s most powerful network and platform to help optimize their operations. Gogo’s superior technologies, best-in-class service, and global reach help planes fly smarter, airlines partners perform better, and their passengers travel happier.

Today, Gogo has partnerships with 17 commercial airlines and has installed in-flight connectivity technology on 3,000 commercial aircraft. More than 4,200 business aircraft are also flying with its solutions, including the world’s largest fractional ownership fleets. Gogo also is a factory option at every major business aircraft manufacturer. Gogo has more than 1,000 employees and is headquartered in Chicago, IL, with additional facilities in Broomfield, CO, and various locations overseas. Connect with us at gogoair.com and business.gogoair.com

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Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release include “forward-looking statements” that are based on management’s beliefs and assumptions and on information currently available to management. Most forward-looking statements contain words that identify them as forward-looking, such as “anticipates,” “believes,” “continues,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms that relate to future events. Forward-looking statements involve known and unknown risks, trends and uncertainties, many of which may be beyond our control, that may cause Gogo’s actual results, performance or achievements to be materially different from any projected results, performance or achievements expressed or implied by the forward-looking statements. Such risks, trends and uncertainties include those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 24, 2017. Forward-looking statements represent the beliefs and assumptions of Gogo only as of the date of this press release and Gogo undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.